UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2016

OTTAWA SAVINGS BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

United States	0-51367	20-3074627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

925 LaSalle Street, Ottawa, Illinois 61350

(Address of principal executive offices) (Zip Code)

(815) 433-2525

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[      ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ X  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[      ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[      ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

On September 21, 2016, Ottawa Savings Bancorp, Inc. (the “Company”) issued a press release announcing that the subscription and community offering of the common stock of Ottawa Bancorp, Inc., the proposed new holding company for Ottawa Savings Bank (the “Bank”), concluded on September 12, 2016 and was oversubscribed by the community. The offering was undertaken in connection with the conversion of Ottawa Savings Bancorp MHC from the mutual holding company to the stock holding company form of organization.

The completion of the conversion and offering remain subject to approval by both the members of Ottawa Savings Bancorp MHC and the shareholders of the Company, as well as to customary regulatory approvals and the satisfaction of customary closing conditions. Subject to receipt of those approvals and satisfaction of those conditions, the Company anticipates closing the transaction in early to mid-October. Final results of the offering and the anticipated closing date will be announced following the receipt of all regulatory approvals necessary to complete the transaction.

The shares of the Company’s common stock will continue to trade on the OTC Pink Marketplace under the trading symbol “OTTW” through the closing date of the conversion. Following closing, it is anticipated that the shares of Ottawa Bancorp, Inc. common stock will trade on the Nasdaq Capital Market under the same trading symbol.

A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference.

This report contains certain forward-looking statements about the conversion and reorganization. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include delays in the consummation of the conversion of Ottawa Savings Bancorp MHC from the mutual holding company to the stock holding company form of organization, increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company is engaged. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required to be reported under the rules and regulations of the United States Securities and Exchange Commission.

Ottawa Bancorp, Inc. has filed with the Securities and Exchange Commission a Registration Statement on Form S-1 relating to the proposed conversion of Ottawa Savings Bancorp MHC, which includes a prospectus for the offer and sale of Ottawa Bancorp, Inc. common stock as well as the proxy statement of the Company for the solicitation of proxies from its shareholders for use at the meeting at which the conversion will be considered. Shareholders of the Company are urged to read the proxy statement/prospectus because it contains important information. Investors are able to obtain all documents filed with the Securities and Exchange Commission by Ottawa Bancorp, Inc. free of charge at the Securities and Exchange Commission’s website, www.sec.gov. In addition, documents filed with the Securities and Exchange Commission by Ottawa Bancorp, Inc. are available free of charge from the Corporate Secretary of Ottawa Bancorp, Inc. at 925 LaSalle Street, Ottawa, Illinois 61350. The directors, executive officers, and certain other members of management and employees of the Company and Ottawa Bancorp, Inc. will participate in the solicitation of proxies in favor of the conversion from the shareholders of the Company. Information about the directors and executive officers of the Company and Ottawa Bancorp, Inc. is included in the proxy statement/prospectus filed with the Securities and Exchange Commission.

This report does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The offer is made only by means of the written prospectus forming part of the registration statement (and, in the case of the subscription and community offering, an accompanying stock order form).

The shares of common stock of Ottawa Bancorp, Inc. are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Item 9.01     Financial Statements and Other Exhibits

(d)     Exhibits

  Number          Description

  99.1                 Press Release dated September 21, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

OTTAWA SAVINGS BANCORP, INC.

Date: September 21, 2016	By:	/s/ Jon Kranov
Jon Kranov
President and Chief Executive Officer